UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  January 19, 2010

VIDAROO CORPORATION
 (Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	7658 Municipal Drive, Orlando, FL	32819
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 293-3360

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2010, Vidaroo Corporation (the “Company”) held an initial closing on its private placement of Common Stock which authorized the issuance of up to 2,500,000 shares of its Common Stock at a purchase price of $0.20 and Warrants to purchase up to 2,500,000 shares of Common Stock exercisable at $0.30 per share exercisable prior to January 31, 2012.  This private placement at time of inception remained open through May 31, 2010 (the “Closing Date”).  Through that time period, the Company received $170,000 in proceeds and issued 850,000 shares of Common Stock and 850,000 Warrants.

Thereafter, the Company’s Board of Directors voted to extend the Closing Date to June 30, 2010.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. The information included in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vidaroo Corporation

Dated: June 8, 2010	By:	/s/ Thomas Moreland
Name: Thomas Moreland
Title: Chief Financial Officer